Exhibit 1.01 - Graham Holdings Company Conflict Minerals Report

1. Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission (“SEC”) impose certain reporting obligations on public companies that manufacture or contract to manufacture products containing columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, tantalum, tin and tungsten (each a “Conflict Mineral” as that term is defined in paragraph (d)(3) of Item 1.01 of Form SD) that may have originated from the Democratic Republic of the Congo or an adjoining country, as defined by paragraph (d)(1) of Item 1.01 of Form SD (collectively, “Covered Countries”). We also refer to tin, tantalum, tungsten, and gold collectively as “3TG”. Under the SEC’s rules, if any Conflict Minerals are necessary to the functionality or production of a product manufactured by us or contracted by us to be manufactured and are required to be reported in the calendar year covered by this Form SD, the Company must conduct in good faith a reasonable country of origin inquiry regarding those Conflict Minerals that is reasonably designed to determine whether any Conflict Minerals (a) originated in the Covered Countries or (b) are from recycled or scrap sources, as defined by paragraph (d)(6) of Item 1.01 of Form SD.

2. Company and Products Overview

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2022 (the "Reporting Period"), is presented by Graham Holdings Company (the “Company”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Conflict Minerals Rule”). The Company is a diversified holding company whose operations include: education, television broadcasting– online, podcast, print and local TV news; manufacturing; home health and hospice care; automotive dealerships; and other businesses. The Company’s manufacturing companies include Group Dekko Inc. (“Dekko”), Forney Corporation (“Forney”) and Joyce/Dayton Corp. (“Joyce”). Forney is a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications. Joyce is a global supplier of screw jacks, linear actuators and lifting systems used in commercial and industrial applications. Dekko is an electrical solutions company that focuses on innovative power charging and data systems; industrial and commercial indoor lighting solutions; and the manufacture of electrical components and assemblies for medical equipment, transportation, industrial and appliance products. In addition, the Company's subsidiary, Leaf Group Ltd. (“Leaf Group”), runs made-to-order marketplaces, consisting of its Society6.com and Deny Designs brands, which offer consumer products in the home décor, accessories, furniture and apparel categories.

The Company has reviewed its operations to determine which parts of its business may be subject to the disclosure requirements under the Dodd-Frank Act of 2010, which requires public companies to disclose measures they have taken to identify the source of “conflict minerals” in the products they manufacture or contract to manufacture. The Company did not include products that were not entered into the stream of commerce in the calendar year ended December 31, 2022.

Dekko, Forney and Joyce manufacture products that contain small amounts of 3TG metals.
These products incorporate generic components obtained from other companies that contain tantalum, tin, tungsten and gold. The 3TG in these generic components are necessary to the functionality of Dekko’s, Forney’s and Joyce’s products. These generic components are purchased from manufacturers and distributors. Dekko, Forney and Joyce do not purchase any 3TG metals directly from mines, smelters or refiners.

A portion of the procured components and materials within Dekko power distribution products, lighting products, wire harnesses and electro-mechanical assemblies contain gold and tin used as an electrically conductive plating (including electrical wire and cable (tin), plated terminals within purchased connector assemblies (tin and gold) and tin plated copper purchased by Dekko to manufacture electrical terminals). Tin is the most predominant 3TG metal within Dekko’s products and may also be present in the form of solder used by component suppliers and by Dekko to establish electrical connections. Dekko’s lighting products may contain tungsten (products utilizing incandescent or fluorescent lamp technologies); the steel in some purchased products may also contain tungsten as an alloying element. Printed circuit board assemblies subcontracted by Dekko for inclusion in their products and utilizing certain capacitors may contain tantalum. Forney’s products that contain gold and tin are Printed Circuit Boards (“PCBs”) and connectors; Forney’s products that contain tantalum are capacitors; Forney’s products that contain tungsten are electrical materials such as resistors. Joyce’s products that contain gold and tin are electrical wiring, name plates, castings and covers; products that contain tantalum are screws and nuts.

With respect to the Leaf Group, the vast majority of the products sold through the Society6 website are manufactured by third parties. A small portion of Leaf Group's products are manufactured in-house by Deny Designs, a wholly owned subsidiary of Leaf Group. Leaf Group undertook due diligence to determine whether any of the materials that were necessary to the functionality or production of the finished products sold by Leaf Group in the Reporting Period contained any 3TG metals. Leaf does not purchase 3TG directly from any mine, refiner or smelter. Leaf Group's due diligence measures included conducting a supply-chain survey by polling all of the third-party manufacturers with which Leaf Group contracted to produce and manufacture the products sold by it during the Reporting Period, and all of the third-party suppliers with which it contracted to supply the materials for Deny Designs to produce and manufacture the products to be sold by it during the Reporting Period. The surveys asked such third-party manufacturers and suppliers to certify in writing whether products or materials supplied to Leaf Group contained any amounts of 3TG. All of such manufacturers and suppliers confirmed that no amount of 3TG was contained in any of the materials in the finished products sold by Leaf Group. As a result, Leaf Group does not believe that any of the products sold during the Reporting Period that were manufactured by Deny Designs or by any third-party manufacturer on its behalf contained any 3TG in the materials that were necessary to the functionality or production of its finished products. Therefore, Leaf Group did not conduct its own Reasonable Country of Origin Inquiry with regard to any of the products it sold in the Reporting Period.

3. Supply Chain Overview

Because Dekko, Forney and Joyce do not purchase 3TG directly from any mine, refiner or smelter, they are in a “downstream” position in the supply chain, that is, downstream in the supply chain from smelters to refiners to retailers. As such, Dekko, Forney and Joyce rely on their direct suppliers and distributors to provide information on the origin of the 3TG contained in components supplied to them, including sources of 3TG that are supplied to them from lower tier suppliers. See Section 4.1 below.

3.1 Conflict Minerals Policy

Dekko, Forney and Joyce adopted conflict minerals policies that are available on each of their respective websites at: https://www.forneycorp.com/policies; http://joycedayton.com/about-us/certifications; and http://www.dekko.com/capabilities/#_tab4.

The Company is committed to the responsible sourcing of “conflict minerals” throughout its supply chain for products that it manufactures that contain these minerals. Under the Conflict Minerals Rule, “conflict minerals” are the source of financing for armed conflicts in the Democratic Republic of the Congo (the “DRC”) and adjoining countries. The Conflict Minerals Rule is intended to reduce a significant source of funding for armed groups that are committing human rights abuses in the DRC and adjoining countries. “Conflict minerals” are four specific minerals and their derivatives: columbite-tantalite (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted), wolframite (the metal ore from which tungsten is extracted), and gold. The Company has policies and systems in place to reduce the risk that the minerals used in any of its products originate from conflict mines in the DRC. It is committed to strengthening its efforts to ensure that it refrains from, directly or indirectly, taking or supporting any action that contributes to the financing of armed groups that are committing human rights abuses in the DRC and other covered countries.

4. Reasonable Country of Origin Inquiry (“RCOI”)

4.1 Requests for Information and Survey Responses

Reasonable country of origin inquiries were conducted that were reasonably designed to determine whether any 3TG necessary to the functionality or production of products originated in the Covered Countries or were from recycled or scrap sources. The Company does not source 3TG metals directly from mines, smelters or refiners and are therefore several levels removed from them. As a result, it relies on the cooperation of its suppliers in the implementation of its conflict minerals policies and the provision of information on the origin of the 3TG contained in the products that they supply to the Company. Dekko, Forney and Joyce undertook an investigation of their suppliers of the generic components to determine the sources of the minerals incorporated into those components. Steps undertaken to determine sourcing included reviewing purchase orders, identifying active purchased SKUs, determining 3TG content (if any) for each SKU; identifying applicable supplier(s) for each 3TG SKU (direct supplier); identifying the manufacturer (OEM) for each SKU (indirect 3TG supplier); providing suppliers with a “Conflict Mineral Reporting Template” (CMRT or the “Template”) developed by the Responsible Minerals Initiative (“RMI”); conducting a due diligence review of responses, including follow-up for clarification, correction or non-responsiveness; validating responses (review of reported smelters/refiners against information found on the RMI website); and identifying and executing corrective actions, where possible, to address any identified smelters of high concern. The Template is designed to provide information concerning the supplier’s policy for the sourcing of 3TG metals, identification of the 3TG metals present in the supplier’s products, the origin of those metals, whether those 3TG metals come from recycled or scrap sources and the supplier’s due diligence regarding conflict-free sourcing practices. A significant number of the Dekko, Forney and Joyce suppliers are distributors and not the actual manufacturer of the components supplied to them. In many cases, these distributors are unable to provide smelter information and direct the requestor to the manufacturer.

In connection with Dekko’s due diligence efforts, including Dekko’s subsidiary Electri-Cable Assemblies (acquired in September 2016) and Furnlite (acquired in August 2018), Dekko reviewed approximately 4,968 purchase SKUs for 3TG content, identifying 236 direct “3TG suppliers” associated with these SKUs for the 2022 RCOI. Of the 235, there are 82 distributors. Through these 82 distributors, Dekko identified an additional 81 indirect 3TG suppliers (manufacturers) resulting in a total of 317 identified 3TG supply chain entities. Dekko solicited CMRTs from all of these identified material suppliers that support the direct suppliers and the distributor suppliers. A total of 376 smelters and refiners were identified within this supply chain as applicable to Dekko through the 3TG content of the products procured from them (confirmed and/or undetermined). A review of the CMRTs revealed that nearly all RMI recognized smelters are potentially engaged within Dekko’s supply chain. With respect to Forney's due diligence measures, Forney reviewed all of its purchase orders from 2022, identified and solicited CMRTs from 40 suppliers of the generic components contained in its products, and received responses from 37 suppliers. Forney re-engaged multiple times with any of the original 40 suppliers that did not respond, as well as those whose CMRT’s declaration page reflected a 50% or less manufacturer response rate, or whose CMRT reflected uncertainty as to whether their products were sourced from conflict mines. Further research revealed that of the three direct suppliers who did not respond, two were distributors and one was a manufacturer whose website included a statement confirming that goods supplied do not contain any Conflict Minerals. By reviewing the two distributors' websites, Forney identified an additional 14 manufacturers or indirect suppliers. Forney reviewed information from those manufacturers and indirect suppliers' websites and found statements or CMRTs confirming that goods supplied do not contain any Conflict Minerals. Forney also sought country of origin information directly by reviewing the policies and statements on the manufacturers’ websites addressing Conflict Minerals. In connection with Joyce's due diligence, Joyce Dayton reviewed all active vendors for the Reporting Period and narrowed that to 82 vendors that are at risk of supplying 3TG metals for Joyce. These vendors were contacted multiple times and Joyce received 60 responses. Of those respondents 10 identified using 3TG metals. Eight identified RMAP Conformant smelters that were used in processing of the minerals. Two were unaware of the smelters that were used to process the materials used. EDrive (a Joyce subsidiary) reviewed all active vendors for the Reporting Period and narrowed that to six vendors that were at risk of supplying 3TG metals for EDrive. These vendors were all contacted multiple times and EDrive received four responses. Of those respondents, one identified using 3TG metals. That vendor identified an RMAP Conformant smelter that was used in the processing of the 3TG metals.

As reported by suppliers, several of the smelters/refiners in their disclosed supply chains geographically source from mines within the defined DRC region: the vast majority of these are RMAP Conformant smelters, indicating sourcing from “conflict-free” mines. See sections 4.2 and 5.4 of this report.

4.2 RCOI Conclusion

Based on the Company’s reasonable country of origin inquiry, and after exercising due diligence measures that revealed that certain smelters/refiners are not RMAP conformant, the Company is unable to conclude that none of the Conflict Minerals that are necessary to the functionality or production of the Company’s products originated in the Covered Countries and are unable to conclude that they have not come from recycled or scrap resources.

5. Due Diligence Program

5.1 Design of Due Diligence; Conformity to a Recognized Due Diligence Framework

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, third edition, April 2016 (OECD Guidance) and the related Supplements for gold, tin, tantalum and tungsten. This OECD framework (the “Framework”) is the only due diligence framework recognized by the SEC to date. The Framework stresses five main areas of due diligence design detailed below in Sections 5.2 to 5.6, namely: (1) establish strong company management systems, (2) identify and assess risks in the supply chain, (3) design and implement a strategy to respond to identified risks, (4) carry out an independent third party audit of smelter/refiner’s due diligence practices, and (5) report on supply chain due diligence.

5.2 Establish Strong Company Management Systems

Internal Team

Each of Dekko, Forney and Joyce have established a Conflicts Minerals management system that examines the potential use and source of Conflicts Minerals in product offerings.

Conflict Minerals Policy

As noted above, Dekko, Forney and Joyce adopted policies which are designed to communicate their commitment to responsible sourcing of Conflict Minerals throughout their supply chain for products that they manufacture. The policies discuss the fact that they are putting policies and systems into place to reduce the risk that Conflict Minerals used in their products originate in the Covered Countries. The policies inform suppliers that because they do not source Conflict Minerals directly from miners, smelters or refiners, they will rely on the cooperation of their suppliers in the implementation of their policies and in enabling them to meet their compliance obligations. The policies are published on each of their respective websites.

5.3 Identify and Assess Risk in the Supply Chain

As described above, Dekko, Forney and Joyce conduct a survey of all of their suppliers using the Template to obtain chain of custody declarations from their suppliers. The Template includes questions on the use and origin of Conflict Minerals in their components, supplier engagement with sub-tier suppliers, smelters and points of origin of the Conflict Minerals. To strengthen engagement with suppliers, these manufacturers added a Conflict Minerals clause to their purchase orders in order to communicate the expectations and requirements regarding the sourcing and disclosure of Conflict Minerals.

5.4 Design and Implement a Strategy to Respond to Identified Risks

Smelter and refiner names provided by suppliers were confirmed by comparing them to the information contained on the Responsible Minerals Initiative website. The Company relies on RMI to determine if smelters and refiners reported by its suppliers are conformant with the
Responsible Minerals Assurance Program to validate responsible sourcing.

5.5 Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Dekko, Forney and Joyce do not have a direct relationship with smelters or refiners, nor do they perform direct audits of such entities in their supply chain. The Company leverages the audit work conducted by the RMI to comply with the OECD Guidance to conduct independent third-party audits. The RMI uses an independent third-party auditor to identify smelters and refiners that assure sourcing of only conflict-free minerals.

5.6 Report on Supply Chain Due Diligence

The Company’s Form SD and this Conflict Minerals Report are both available on the Company’s website at www.ghco.com. GHCO will file a Form SD with the Securities and Exchange Commission on an annual basis, pursuant to Rule 13p-1 of the Act.

6. Results of Due Diligence Review-Facilities Used to Process the Necessary Conflict Minerals

As discussed above, Dekko, Forney and Joyce solicited all of their applicable (3TG) suppliers to gather information by means of the Template regarding the sourcing of 3TG in the products supplied to them. Based on the information provided by suppliers in the Templates, the smelters used to process necessary conflict minerals include those listed on the attached Schedule 1. With respect to those smelters that were identified by suppliers in their Template, the supplier’s reported validation status was confirmed by comparing it to the information contained on the RMI website. However, because some suppliers did not identify the smelters or refiners used for a particular component or product or responded that the source of the 3TGs contained in products supplied to the Company's subsidiaries was unknown, or provided data only with respect to that individual supplier’s overall 3TG sourcing, without specifying whether such 3TG was used in parts or components supplied to the Company's subsidiaries and because due diligence efforts were unable to identify all such smelters or refiners, the Company is unable to identify with certainty the specific facilities used to process the 3TG in the Company’s products and whether the 3TG in these products is from recycled or scrap sources. As a result, the Company does not have sufficient information to conclusively determine the identity of all of the smelters from which its suppliers source 3TG or the countries of origin of 3TG in the products supplied to the Company. As permitted by guidance from the SEC staff, the Company did not conduct an independent private sector audit of its supply chain due diligence but will do so in the future if, and to the extent, required by the SEC’s rules.

7. Steps to Mitigate Risk and Improve Due Diligence

The Company is working to strengthen its commitment to the responsible sourcing of conflict minerals. Dekko, Forney and Joyce will continue to include in new purchase orders or contracts, specific language that requires suppliers to cooperate with them by providing information about the supplier’s source of Conflict Minerals and smelters. In addition, the Company will continue working with suppliers to obtain 3TG sourcing information, strengthen procedures to engage with manufacturers and distributors to obtain accurate and complete information about their supply chains and work to increase response rates and the quality of supplier provided smelter lists. Cooperation with respect to 3TG sourcing by the Company’s upstream suppliers, as well as the specification of conflict-free OEM supply sources by customers, will ultimately determine the Company’s ability to mitigate risk, as well as be a factor in awarding future purchases. Dekko, Forney and Joyce will continue to work with suppliers as needed to better communicate the requirements of the Conflicts Mineral Rule and to increase transparency of mineral sourcing.

Schedule 1
Facilities Used to Process Conflict Minerals

3TG Metal	Smelter Identification (RMI)	Smelter Name	Smelter Facility Location	Whether Smelter Location in Covered Countries	RMAP Validation Status	Whether 3TG Mined in Covered Country	Mine Location(s), if known
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	No	Conformant		Unknown
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	No	Conformant		Unknown
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	No	Conformant		Unknown
Tantalum	CID000456	Exotech Inc.	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID001076	AMG Brazil	BRAZIL	No	Conformant	Yes	Unknown
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	No	Conformant	Yes	Unknown
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	No	Conformant		Unknown
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	No	Conformant	Yes	Unknown
Tantalum	CID001200	NPM Silmet AS	ESTONIA	No	Conformant	Yes	Unknown
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID001508	QuantumClean	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	No	Conformant		Unknown
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	No	Conformant	Yes	Unknown
Tantalum	CID001891	Telex Metals	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	No	Conformant	Yes	Unknown
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID002504	D Block Metals, LLC	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID002539	KEMET de Mexico	MEXICO	No	Conformant	Yes	Unknown
Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND	No	Conformant	Yes	Unknown
Tantalum	CID002545	TANIOBIS GmbH	GERMANY	No	Conformant	Yes	Unknown
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	No	Conformant	Yes	Unknown
Tantalum	CID002548	H.C. Starck Inc.	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	No	Conformant	Yes	Unknown
Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY	No	Conformant	Yes	Unknown
Tantalum	CID002557	Global Advanced Metals Boyertown	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	No	Conformant	Yes	Unknown
Tantalum	CID002568	KEMET Blue Powder	U.S. OF AMERICA	No			Unknown
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	No	Conformant		Unknown
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	No	Conformant	Yes	Unknown
Tantalum	CID002847	Meta Materials	NORTH MACEDONIA	No	Conformant	Yes	Unknown
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA	No			Unknown
Tantalum	CID003402	CP Metals Inc.	U.S. OF AMERICA	No			Unknown
Tantalum	CID003926	5D Production OU	ESTONIA	No			Unknown
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	No			Unknown
Tin	CID000278	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	No			Unknown
Tin	CID000292	Alpha	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tin	CID000306	CV Gita Pesona	INDONESIA	No			Unknown
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	No	Active		Unknown
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA	No			Unknown
Tin	CID000315	CV United Smelting	INDONESIA	No			Unknown
Tin	CID000402	Dowa	JAPAN	No	Conformant		Unknown
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	No	Conformant	Yes	Unknown
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	No	Active		Unknown
Tin	CID000468	Fenix Metals	POLAND	No	Conformant		Unknown
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	No	Conformant		Unknown
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	No	Conformant	Yes	Unknown
Tin	CID001142	Metallic Resources, Inc.	U.S. OF AMERICA	No	Conformant		Unknown
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	No	Conformant	Yes	Unknown
Tin	CID001182	Minsur	PERU	No	Conformant	Yes	Unknown
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	No	Conformant		Unknown
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	No	Conformant		Unknown
Tin	CID001305	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	No	Active		Unknown
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	No	Conformant	Yes	Unknown
Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	No	Conformant		Unknown
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	No	Conformant	Yes	Unknown
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	No	Conformant		Unknown
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	No	Conformant		Unknown
Tin	CID001419	PT Bangka Tin Industry	INDONESIA	No			Unknown
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	No			Unknown
Tin	CID001428	PT Bukit Timah	INDONESIA	No	Active		Unknown
Tin	CID001434	PT DS Jaya Abadi	INDONESIA	No			Unknown
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA	No			Unknown
Tin	CID001448	PT Karimun Mining	INDONESIA	No			Unknown
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	No	Conformant		Unknown
Tin	CID001457	PT Panca Mega Persada	INDONESIA	No			Unknown
Tin	CID001458	PT Prima Timah Utama	INDONESIA	No	Conformant		Unknown
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	No	Conformant		Unknown
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	No			Unknown
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	No	Conformant	Yes	Unknown
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA	No			Unknown
Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	No	Conformant		Unknown
Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	No	Conformant		Unknown
Tin	CID001486	PT Timah Nusantara	INDONESIA	No	Active	Yes	Unknown
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	No	Active		Unknown
Tin	CID001493	PT Tommy Utama	INDONESIA	No			Unknown
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	No	Conformant	Yes	Unknown
Tin	CID001758	Soft Metais Ltda.	BRAZIL	No	Conformant	Yes	Unknown
Tin	CID001898	Thaisarco	THAILAND	No	Conformant	Yes	Unknown
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM	No			Unknown
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	No	Conformant	Yes	Unknown
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	No	Active	Yes	Unknown
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	No	Conformant	Yes	Unknown
Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA	No			Unknown
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	No	Conformant	Yes	Unknown
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	No	Conformant		Unknown
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	No	Conformant		Unknown
Tin	CID002530	PT Inti Stania Prima	INDONESIA	No			Unknown
Tin	CID002570	CV Ayi Jaya	INDONESIA	No	Active		Unknown
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	No		Yes	Unknown
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	No			Unknown
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	No			Unknown
Tin	CID002592	CV Dua Sekawan	INDONESIA	No			Unknown
Tin	CID002593	PT Rajehan Ariq	INDONESIA	No	Conformant		Unknown
Tin	CID002696	PT Cipta Persada Mulia	INDONESIA	No			Unknown
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	No			Unknown
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	No	Conformant	Yes	Unknown
Tin	CID002756	Super Ligas	BRAZIL	No	Active		Unknown
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	No	Conformant	Yes	Unknown
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	No	Conformant	Yes	Unknown
Tin	CID002776	PT Bangka Prima Tin	INDONESIA	No			Unknown
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	No			Unknown
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA	No			Unknown
Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	No	Conformant		Unknown
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	No	Conformant		Unknown
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	No	Conformant		Unknown
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	No	Conformant		Unknown
Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	No			Unknown
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	No	Active		Unknown
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID003205	PT Bangka Serumpun	INDONESIA	No	Conformant		Unknown
Tin	CID003208	Pongpipat Company Limited	MYANMAR	No			Unknown
Tin	CID003325	Tin Technology & Refining	U.S. OF AMERICA	No	Conformant		Unknown
Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	No			Unknown
Tin	CID003379	Ma'anshan Weitai Tin Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	No	Conformant		Unknown
Tin	CID003387	Luna Smelter, Ltd.	RWANDA	No	Conformant		Unknown
Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	No	Conformant		Unknown
Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	No			Unknown
Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	No			Unknown
Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA	No			Unknown
Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	No	Active		Unknown
Tin	CID003524	CRM Synergies	SPAIN	No	Active		Unknown
Tin	CID003831	DS Myanmar	MYANMAR	No	Conformant		Unknown
Tin	CID003868	PT Putera Sarana Shakti (PT PSS)	INDONESIA	No			Unknown
Gold	CID000015	Advanced Chemical Company	U.S. OF AMERICA	No	Conformant		Unknown
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	No	Conformant	Yes	Unknown
Gold	CID000035	Agosi AG	GERMANY	No	Conformant		Unknown
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	No	Conformant	Yes	Unknown
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	No	Conformant		Unknown
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	No	Conformant		Unknown
Gold	CID000082	Asahi Pretec Corp.	JAPAN	No	Conformant		Unknown
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	No	Conformant	Yes	Unknown
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	No			Unknown
Gold	CID000113	Aurubis AG	GERMANY	No	Conformant	Yes	Unknown
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	No	Conformant		Unknown
Gold	CID000157	Boliden AB	SWEDEN	No	Conformant		Unknown
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	No	Conformant		Unknown
Gold	CID000180	Caridad	MEXICO	No			Unknown
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	No	Conformant	Yes	Unknown
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	No	Conformant		Unknown
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	No			Unknown
Gold	CID000233	Chimet S.p.A.	ITALY	No	Conformant		Unknown
Gold	CID000264	Chugai Mining	JAPAN	No	Conformant		Unknown
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	No			Unknown
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	No			Unknown
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	No	Conformant		Unknown
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	No	Conformant		Unknown
Gold	CID000401	Dowa	JAPAN	No	Conformant		Unknown
Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	No	Conformant		Unknown
Gold	CID000493	JSC Novosibirsk	RUSSIAN FEDERATION	No	Conformant	Yes	Unknown
Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	No			Unknown
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	No			Unknown
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	No			Unknown
Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	No	Conformant		Unknown
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	No	Conformant		Unknown
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	No	Conformant		Unknown
Gold	CID000711	Heraeus Germany GmbB Co. KG	GERMANY	No	Active		Unknown
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	No			Unknown
Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	No		Yes	Unknown
Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	No			Unknown
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	No	Conformant		Unknown
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID000814	Istanbul Gold Refinery	TURKEY	No	Conformant		Unknown
Gold	CID000823	Japan Mint	JAPAN	No	Conformant		Unknown
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Gold	CID000920	Johnson Matthey Inc. (USA)	U.S. OF AMERICA	No	Conformant		Unknown
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	No	Conformant		Unknown
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	No			Unknown
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	No	Conformant		Unknown
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	No			Unknown
Gold	CID000957	Kazzinc	KAZAKHSTAN	No	Conformant		Unknown
Gold	CID000969	Kennecott Utah Copper LLC	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	No	Conformant		Unknown
Gold	CID001032	L'azurde Company For Jewelry	SAUDI ARABIA	No			Unknown
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	No			Unknown
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	No			Unknown
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	No	Conformant	Yes	Unknown
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	No			Unknown
Gold	CID001113	Materion	U.S. OF AMERICA	No	Conformant		Unknown
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	No	Conformant		Unknown
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	No	Conformant		Unknown
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	No	Conformant		Unknown
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	No	Conformant	Yes	Unknown
Gold	CID001157	Metalor USA Refining Corporation	U.S. OF AMERICA	No	Conformant		Unknown
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	No	Conformant		Unknown
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	No	Conformant	Yes	Unknown
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	No	Conformant		Unknown
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	No	Conformant		Unknown
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	No	Conformant		Unknown
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	No	Conformant	Yes	Unknown
Gold	CID001322	Ohio Precious Metals, LLC	USA	No	Conformant		Unknown
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	No	Conformant		Unknown
Gold	CID001352	PAMP S.A.	SWITZERLAND	No	Conformant	Yes	Unknown
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	No			Unknown
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	No	Conformant	Yes	Unknown
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	No	Conformant		Unknown
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	No	Conformant		Unknown
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	No	Conformant	Yes	Unknown
Gold	CID001534	Royal Canadian Mint	CANADA	No	Conformant		Unknown
Gold	CID001546	Sabin Metal Corp.	U.S. OF AMERICA	No			Unknown
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	No	Conformant	Yes	Unknown
Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	No			Unknown
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	No	Conformant		Unknown
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	No			Unknown
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	No	Conformant		Unknown
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	No	Conformant		Unknown
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	No	Conformant		Unknown
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	No	Conformant		Unknown
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	No			Unknown
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	No	Conformant		Unknown
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	No			Unknown
Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	No	Conformant		Unknown
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	No			Unknown
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	No	Conformant		Unknown
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	No			Unknown
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	No	Conformant		Unknown
Gold	CID001993	United Precious Metal Refining, Inc.	U.S. OF AMERICA	No	Conformant		Unknown
Gold	CID002003	Valcambi S.A.	SWITZERLAND	No	Conformant		Unknown
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	No	Conformant		Unknown
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	No	Conformant	Yes	Unknown
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	No	Conformant		Unknown
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	No	Conformant		Unknown
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Gold	CID002282	Morris and Watson	NEW ZEALAND	No			Unknown
Gold	CID002290	SAFINA A.S.	CZECHIA	No	Conformant		Unknown
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	No			Unknown
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	No	Conformant		Unknown
Gold	CID002459	Geib Refining Corporation	U.S. OF AMERICA	No	Conformant		Unknown
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	No	Conformant	Yes	Unknown
Gold	CID002510	Republic Metals Corporation	U.S. OF AMERICA	No			Unknown
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	No	Conformant		Unknown
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	No			Unknown
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	No	Conformant		Unknown
Gold	CID002519	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	No			Unknown
Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	No			Unknown
Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	No			Unknown
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	No	Conformant		Unknown
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	No	Conformant	Yes	Unknown
Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	No	Active		Unknown
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	No			Unknown
Gold	CID002567	Sudan Gold Refinery	SUDAN	No			Unknown
Gold	CID002580	T.C.A S.p.A	ITALY	No	Conformant		Unknown
Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	No	Conformant		Unknown
Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	No			Unknown
Gold	CID002587	Industrial Refining Company	BELGIUM	No			Unknown
Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA	No			Unknown
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	No	Conformant		Unknown
Gold	CID002606	Marsam Metals	BRAZIL	No	Conformant		Unknown
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	No	Conformant		Unknown
Gold	CID002708	Abington Reldan Metals, LLC	U.S OF AMERICA	No			Unknown
Gold	CID002750	Shenzhen CuiLu Gold Co., Ltd.	CHINA	No			Unknown
Gold	CID002760	Albino Mountinho Lda.	PORTUGAL	No			Unknown
Gold	CID002761	SAAMP	FRANCE	No	Conformant		Unknown
Gold	CID002762	L'Orfebre S.A.	ANDORRA	No	Conformant		Unknown
Gold	CID002763	8853 S.p.A.	ITALY	No	Conformant		Unknown
Gold	CID002765	Italpreziosi	ITALY	No	Conformant		Unknown
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	No	Conformant		Unknown
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	No	Conformant		Unknown
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	No	Conformant		Unknown
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	No	Conformant		Unknown
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	No			Unknown
Gold	CID002853	Sai Refinery	INDIA	No			Unknown
Gold	CID002854	Universal Precious Metals Refining Zambia	ZAMBIA	No			Unknown
Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	No			Unknown
Gold	CID002863	Bangalore Refinery	INDIA	No	Conformant		Unknown
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	No			Unknown
Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA	No			Unknown
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	No			Unknown
Gold	CID002872	Pease & Curren	U.S. OF AMERICA	No			Unknown
Gold	CID002893	JALAN & Company	INDIA	No			Unknown
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	No	Conformant		Unknown
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	No	Conformant	Yes	Unknown
Gold	CID002920	ABC Refinery Pty Ltd.	AUSTRALIA	No			Unknown
Gold	CID002973	Safimet S.p.A	ITALY	No	Conformant		Unknown
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	No			Unknown
Gold	CID003185	African Gold Refinery	UGANDA	No		Yes	Unknown
Gold	CID003186	Gold Coast Refinery	GHANA	No			Unknown
Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	No			Unknown
Gold	CID003195	TSK Pretech	KOREA, REPUBLIC OF	No	Conformant		Unknown
Gold	CID003324	QG Refining, LLC	U.S. OF AMERICA	No		Yes	Unknown
Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	No			Unknown
Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	No			Unknown
Gold	CID003383	Sovereign Metals	INDIA	No			Unknown
Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	No	Active		Unknown
Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	No	Conformant		Unknown
Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	No	Conformant		Unknown
Gold	CID003461	Augmont Enterprises Private Limited	INDIA	No	Active		Unknown
Gold	CID003463	Kundan Care Products Ltd.	INDIA	No			Unknown
Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA	No			Unknown
Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA	No			Unknown
Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA	No			Unknown
Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA	No			Unknown
Gold	CID003497	K.A. Rasmussen	NORWAY	No			Unknown
Gold	CID003500	Alexy Metals	U.S. OF AMERICA	No	Active		Unknown
Gold	CID003529	Sancus ZFS (L’Orfebre, SA)	COLOMBIA	No			Unknown
Gold	CID003540	Sellem Industries Ltd.	MAURITANIA	No			Unknown
Gold	CID003548	MD Overseas	INDIA	No			Unknown
Gold	CID003557	Metallix Refining Inc.	U.S. OF AMERICA	No	Active		Unknown
Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	No	Conformant		Unknown
Gold	CID003615	WEEEREFINING	FRANCE	No	Active		Unknown
Gold	CID003641	Gold by Gold Colombia	COLOMBIA	No	Conformant		Unknown
Gold	CID003663	Dongwu Gold Group	CHINA	No			Unknown
Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	No	Conformant		Unknown
Tungsten	CID000105	Kennametal Huntsville	U.S. OF AMERICA	No	Conformant		Unknown
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	No			Unknown
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	No		Yes	Unknown
Tungsten	CID000568	Global Tungsten & Powders Corp.	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	No	Conformant	Yes	Unknown
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tungsten	CID000966	Kennametal Fallon	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	No	Conformant	Yes	Unknown
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	No			Unknown
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	No	Conformant	Yes	Unknown
Tungsten	CID002047	WOLFRAM Company CJSC	RUSSIAN FEDERATION	No			Unknown
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	No			Unknown
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	No			Unknown
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIETNAM	No	Conformant	Yes	Unknown
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	No			Unknown
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	No	Conformant		Unknown
Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	No	Conformant	Yes	Unknown
Tungsten	CID002543	Masan High-Tech Materials	VIETNAM	No	Conformant	Yes	Unknown
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	No	Conformant		Unknown
Tungsten	CID002589	Niagara Refining LLC	U.S. OF AMERICA	No	Conformant	Yes	Unknown
Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	No	Active		Unknown
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	No	Conformant	Yes	Unknown
Tungsten	CID002647	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	No			Unknown
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	No	Conformant	Yes	Unknown
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	No	Conformant		Unknown
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	No			Unknown
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	No	Conformant		Unknown
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID002833	ACL Metais Eireli	BRAZIL	No	Conformant		Unknown
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	No	Conformant		Unknown
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	No	Conformant		Unknown
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	No	Conformant		Unknown
Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	No	Conformant		Unknown
Tungsten	CID003408	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	No	Active		Unknown
Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	No	Active		Unknown
Tungsten	CID003417	GEM Co., Ltd.	CHINA	No			Unknown
Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	No	Active		Unknown
Tungsten	CID003448	CP Metals Inc.	U.S. OF AMERICA	No			Unknown
Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL	No	Active		Unknown
Tungsten	CID003553	Artek LLC	RUSSIAN FEDERATION	No	Active		Unknown
Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA	No	Conformant		Unknown
Tungsten	CID003612	OOO "Technolom" 2	RUSSIAN FEDERATION	No			Unknown
Tungsten	CID003614	OOO "Technolom" 1	RUSSIAN FEDERATION	No			Unknown
Tungsten	CID003643	LLC Vostok	RUSSIAN FEDERATION	No			Unknown